Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 19, 2013 in the Registration Statement (Form S-1) and related Prospectus of CHC Group Ltd. for the registration of up to $400,000,000 of its Ordinary Shares.

/s/ Ernst & Young LLP

September 19, 2013